U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

AVANI INTERNATIONAL GROUP INC.

(Name of Small Business Issuer in its charter)

Nevada                 000-23319                      88-0367866

(State of           Commission File No.        (I.R.S. Employer

Incorporation)                                 I.D. Number)

108-2419 Bellevue Ave. West Vancouver, B.C. V7V 4T4 Canada

(Address of principal executive offices)              (Zip Code)

Registrant's telephone number (604)-913 2386

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in and disagreements with accountants on accounting and financial disclosure.

(a) Resignation of Previous Independent Registered Public Accounting Firm.

i	On October 30, 2009, Jeffrey Tsang & Co. (“Tsang & Co.”) resigned as the independent accounting firm of Avani International Group, Inc. (the “Company”)
ii

Tsang & Co.’s reports on the Company’s financial statements for the period from March 6, 2006 to June 30, 2009 and during the subsequent interim period through October 30, 2009, except concerning the going concern of the Company, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principals.

iii

During the period from March 6, 2006 to June 30, 2009 and during the subsequent interim period through October 30, 2009, there were no disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Tsang & Co.’s opinion to the subject matter of the disagreement.

iv

During the period from March 6, 2006 to June 30, 2009 and during the subsequent interim period through October 30, 2009, there had been no reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.

v

The Company provided Tsang & Co. with a copy of this Current Report on Form 8-K and requested that Tsang & Co. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. The Company has received the requested letter from Tsang & Co., and a copy of such letter is filed as Exhibit 16.1 to this Current Report From 8-K.

Item 9.01. Financial Statements And Exhibits

16.1 Letter from Jeffrey Tsang & Co. to Securities and Exchange Commission dated November 4, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.

November 4, 2009

/s/ Dennis Robinson

Dennis Robinson

Chairman

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